UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 6, 2014

VOCUS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

333–125834	58–1806705
(Commission File Number)	(IRS Employer Identification No.)

12051 Indian Creek Court, Beltsville, Maryland	20705
(Address of Principal Executive Offices)	(Zip Code)

301-459-2590

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 6, 2014, Vocus, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GTCR Valor Companies, Inc., a Delaware corporation (“Parent”), and GTCR Valor Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser has agreed (i) to commence a tender offer (such offer, as amended from time to time as permitted by the Merger Agreement, the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”), including the associated rights to purchase Series B Junior Participating Preferred Stock, par value $0.01 per share, of the Company (collectively, the “Shares”), at a price per Share of $18.00, net to the holder of such Share, in cash, without interest and subject to any applicable tax withholding (the “Offer Price”) and (ii) following Purchaser’s acceptance of Shares tendered in the Offer, to be merged (the “Merger”) with and into the Company, with each outstanding share of Company Common Stock (other than shares owned by Purchaser, Parent or its subsidiaries or held in the Company’s treasury and shares as to which appraisal rights have been properly exercised and not withdrawn in accordance with the applicable provisions of the Delaware General Corporation Law) being converted into the right to receive the Offer Price in cash, and the Company surviving the Merger as a wholly owned subsidiary of Parent.

The Merger Agreement further provides for the acceleration of vesting and cash-out at the Offer Price of (i) all options to acquire shares of Company Common Stock (less the applicable exercise price) and (ii) all restricted stock units with respect to shares of Company Common Stock, in each case outstanding as of the time immediately prior to Purchaser’s acceptance of Shares tendered in the Offer. In addition, under the agreement, shares of restricted Company Common Stock outstanding as of the time immediately prior to Purchaser’s acceptance of Shares tendered in the Offer will vest as of such time and be treated in the Merger in the same manner as shares of Company Common Stock.

The Company has also granted to Parent and Purchaser an option (the “top-up option”), which Purchaser will, in certain circumstances, be permitted to exercise at or after its acceptance of Shares tendered in the Offer, to purchase a number of newly issued shares of Company Common Stock at the Offer Price which, when added to the shares of Company Common Stock already owned by Parent and Purchaser following such acceptance, will constitute 90% of the shares of Company Common Stock then outstanding after giving effect to the issuance of shares pursuant to the top-up option. If Purchaser acquires at least 90% of the outstanding shares of Company Common Stock, including through exercise of the top-up option, Purchaser is required under the Merger Agreement to complete the Merger through the “short form” procedures available under Delaware law.

The Board of Directors of the Company approved the Merger Agreement and the transactions contemplated by the agreement, including the Offer and the Merger, and determined that the Merger Agreement and the transactions contemplated by the agreement, including the Offer and the Merger, are fair to, and advisable and in the best interests of the Company and its stockholders, and the Company intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (the “SEC”) recommending that holders of Company Common Stock tender their Shares into the Offer.

Purchaser’s acceptance of Shares tendered in the Offer is subject to customary conditions set forth in the Merger Agreement, including without limitation (i) that Company stockholders validly tender (and not properly withdraw) a minimum number of Shares — that number of Shares (without regard to Shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee) which, together with the number of Shares, if any, then owned, directly or indirectly, by Parent or Purchaser or their respective subsidiaries (which does not include shares of Company Common Stock issuable upon conversion of the Company’s Series A Convertible Preferred Stock contemplated under the Merger Agreement to be purchased by Purchaser) represents at least 90% of the then outstanding shares of Company Common Stock (assuming the purchase of shares of Company Common Stock by Purchaser pursuant to the top-up option has occurred and including shares of Company Common Stock issuable upon exercise of Company stock options as to which valid notices of exercise have been received and shares of Company Common Stock have not yet been issued prior to the expiration time of the Offer), (ii) the expiration or termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) Parent (either directly or through its subsidiaries) not having received the required amount of the proceeds of its debt financing or, alternatively, the debt financing lenders not having confirmed the availability of the debt financing and (iv) certain conditions relating to Purchaser’s purchase of the outstanding Series A Convertible Preferred Stock from JMI Equity Fund VI, L.P. (“JMI”) immediately following Purchaser’s acceptance of Shares tendered in the Offer.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, without limitation, covenants to provide required information to regulatory agencies, to provide other requested cooperation and assistance in connection with the Merger Agreement and the transactions contemplated by it and to conduct its business in all material respects in the ordinary course consistent with past practice, including not taking certain specified actions, prior to the earliest of the first date on which Purchaser’s designees are elected or appointed to the Company’s Board of Directors pursuant to the Merger Agreement, the consummation of the Merger and the termination of the Merger Agreement. Parent and Purchaser also have made customary representations, warranties and covenants in the Merger Agreement.

The Company has also agreed not to solicit or initiate discussions with third parties regarding other acquisition proposals regarding the Company and has agreed to certain restrictions on its ability to respond to such proposals, provided that the Company may enter into discussions concerning, or provide confidential information to persons making, certain unsolicited proposals if the Company’s Board of Directors determines that it would be inconsistent with its fiduciary duties not to do so. The Merger Agreement contains certain termination rights for the Company and Parent, including the right of the Company, in certain circumstances, to terminate the Merger Agreement and accept a Superior Proposal, as that term is defined in the Merger Agreement. The Company will be required to pay Parent a termination fee equal to $13 million if, among other reasons, the Merger Agreement is terminated (i) by the

Company to enter into an acquisition agreement that constitutes a Superior Proposal or (ii) by Parent because the Board of Directors of the Company adversely changes its recommendation to stockholders to accept the Offer and tender their Shares to Purchaser in the Offer. If the Company terminates the Merger Agreement under certain circumstances, Parent will be required to pay the Company a reverse termination fee equal to $29 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1, and is incorporated into this report by reference.

Concurrently with entering into the Merger Agreement, Parent and Purchaser entered into separate tender and support agreements (the “Support Agreements”) with Okumus Fund Management Ltd., Richard Rudman, Chairman and Chief Executive Officer of the Company, and Stephen Vintz, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, together representing 27.7% of the outstanding Shares. Under the Support Agreements, Okumus Fund Management, Mr. Rudman and Mr. Vintz each agreed to tender all of their respective Shares in the Offer.

Also concurrently with entering into the Merger Agreement, Parent and Purchaser entered into a separate stock purchase, non-tender and support agreement (the “Series A Purchase Agreement”) with JMI pursuant to which Purchaser agreed to purchase, following Purchaser’s acceptance of Shares tendered in the Offer, all of JMI’s shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share, including the associated rights to purchase Series B Junior Participating Preferred Stock (the “Series A Purchase”).

Parent and Purchaser have obtained equity and debt financing commitments which Parent and Purchaser have represented to us are sufficient for Purchaser to pay (and Parent to cause Purchaser to pay) the aggregate consideration in respect of the Shares in the Offer, the Series A Purchase and the Merger and all related fees and expenses. GTCR FUND X/A AIV LP (the “Fund”) delivered to Parent a letter dated the date of the Merger Agreement in which the Fund committed, subject to the conditions set forth in the letter, to purchase equity or debt securities of Parent in an aggregate amount of up to $30 million to allow Parent, together with its debt financing, to pay the amounts required to be paid by Parent and Purchaser in connection with the consummation of the Offer, the Series A Purchase and the Merger. The Fund also irrevocably and unconditionally guaranteed the payment of the reverse termination fee and certain indemnification and reimbursement obligations under the Merger Agreement with respect to Parent’s debt financing.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Purchaser. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by certain matters specifically disclosed in the Company’s filings with the SEC prior to the date of the Merger Agreement and confidential disclosures made to Parent and Purchaser in the disclosure schedule delivered in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company, its subsidiaries or other affiliates or their respective businesses. Investors are not third party beneficiaries to the representations, warranties and covenants of the Company under the Merger Agreement and should not rely on such representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or other affiliates at the time they were made or otherwise. Moreover, information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that the Company files with or furnishes to the SEC.

Item 3.03	Material Modification to Rights of Security Holders.

On April 6, 2014, prior to the execution of the Merger Agreement, the Board approved an amendment (the “Rights Amendment”) to the Rights Agreement, dated as of May 13, 2013, by and between the Company and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agreement”). The Rights Amendment, among other things, (i) defines Parent, Purchaser and certain related parties as Exempt Persons, as that term is defined in the Rights Agreement, to the extent that any of them would become an Acquiring Person solely as a result of (A) the execution, delivery or performance of the Merger Agreement and the Series A Purchase Agreement, (B) their acquisition of Company stock as a result of the execution of the Merger Agreement and the Series A Purchase Agreement and (C) the consummation of the transactions contemplated by the Merger Agreement, including the Offer and the Merger and the Series A Purchase; and (ii) provides that none of the approval, execution, delivery or performance of the Merger Agreement and the Series A Purchase Agreement or the consummation of the Offer or the Merger would result in a Stock Acquisition Date or a Distribution Date, as those terms are defined in the Rights Agreement. The Rights Amendment also provides that the Rights Agreement shall expire and terminate immediately prior to the effective time of the Merger.

A copy of the Rights Agreement as originally executed is attached as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on May 13, 2013, and is incorporated into this report by reference. The foregoing description of the Rights Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Amendment, which is attached as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated into this report by reference.

Item 8.01.	Other Events.

On April 7, 2014, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated into this report by reference.

Important Information for Investors and Security Holders

The tender offer for the outstanding common stock of Vocus, Inc. has not yet commenced. This report is neither an offer to buy nor the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Vocus, Inc. common stock will be made only pursuant to an offer to purchase and related materials that Parent and Purchaser intend to file with the SEC. At the time the tender offer is commenced, Parent and Purchaser will file a Tender Offer Statement on Schedule TO with the SEC, and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. The Tender Offer Statement on Schedule TO (including an offer to purchase, a related letter of transmittal and other offer documents) and the Solicitation/Recommendation Statement on Schedule 14D-9 will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials will be sent free of charge to Vocus, Inc. stockholders when available, and may also be obtained by contacting Vocus, Inc.’s Investor Relations Department at 12051 Indian Creek Court, Beltsville, Maryland 20705, (301) 459-2590 or investorrelations@vocus.com. In addition, all of these materials (and all other tender offer documents filed with the SEC) will be available at no charge from the SEC through its website at www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements

Certain statements made herein with respect to the tender offer and related transactions, including, for example, the timing of the completion of the merger and the potential benefits of the merger, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the effect of the announcement of the tender offer and related transactions on the Company’s business relationships (including, without limitation, partners and customers), operating results and business generally; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, and the risk that the merger agreement may be terminated in circumstances that require the Company to pay a termination fee of $13 million; the outcome of any legal proceedings that may be instituted against the Company related to the merger agreement;

uncertainties as to the number of stockholders of the Company who may tender their stock in the tender offer; the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger (and any conditions, limitations or restrictions placed on these approvals); the failure of the buyer to consummate the necessary financing arrangements; risks that the tender offer and related transactions disrupt current plans and operations and the potential difficulties in employee retention as a result of the proposed transactions; the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties; and those risks and uncertainties discussed from time to time in our other reports and other public filings with the SEC.

Additional information concerning these and other factors that may impact our expectations and projections can be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2013. Our SEC filings are available publicly on the SEC’s website at www.sec.gov, on our website at www.vocus.com or upon request via email to investorrelations@vocus.com. We disclaim any obligation or undertaking to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger by and among GTCR Valor Companies, Inc., GTCR Valor Merger Sub, Inc. and Vocus, Inc., dated as of April 6, 2014

4.1	First Amendment to Rights Agreement by and between Vocus, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, dated as of April 6, 2014

99.1	Press release dated April 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOCUS, INC.

By:	/s/ Stephen Vintz
Stephen Vintz
Executive Vice President and Chief Financial Officer

Date: April 7, 2014

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger by and among GTCR Valor Companies, Inc., GTCR Valor Merger Sub, Inc. and Vocus, Inc., dated as of April 6, 2014

4.1	First Amendment to Rights Agreement by and between Vocus, Inc. and American Stock Transfer & Trust Company, as Rights Agent, LLC, dated as of April 6, 2014

99.1	Press release, dated April 7, 2014